Chewy Announces First Quarter 2024 Financial Results

PLANTATION, Fla., May 29, 2024 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy”), a trusted destination for pet parents and partners everywhere, has released its financial results for the first quarter of fiscal year 2024 ended April 28, 2024.

Fiscal Q1 2024 Highlights:

•Net sales of $2.88 billion increased 3.1 percent year over year
•Gross margin of 29.7 percent increased 130 basis points year over year
•Net income of $66.9 million, including share-based compensation expense and related taxes of $69.5 million
•Net margin of 2.3 percent increased 150 basis points year over year
•Basic and diluted earnings per share of $0.15, an increase of $0.10 year over year
•Adjusted EBITDA(1) of $162.9 million, an increase of $52.1 million year over year
•Adjusted EBITDA margin(1) of 5.7 percent increased 170 basis points year over year
•Adjusted net income(1) of $137.1 million, an increase of $49.1 million year over year
•Adjusted basic earnings per share(1) of $0.32, an increase of $0.11 year over year
•Adjusted diluted earnings per share(1) of $0.31, an increase of $0.11 year over year

“Fiscal year 2024 is off to a solid start. We delivered strong net sales as well as record-breaking Adjusted EBITDA in the first quarter,” said Sumit Singh, Chief Executive Officer of Chewy. “Chewy’s value proposition continues to resonate with our customers, and I am proud of the teams at Chewy who are executing flawlessly on our strategic roadmap and the controllable elements of our business.”

Chewy also announced today that its Board of Directors has authorized a share repurchase program of up to $500 million of its Class A and/or Class B common stock.

Under the repurchase program, Chewy may purchase shares of its Class A and/or Class B common stock on a discretionary basis from time to time through open market repurchases, in privately negotiated transactions, through purchases made in compliance with Rule 10b-18 and/or Rule 10b5-1 under the Exchange Act, or other means. The actual timing and amount of any share repurchases remains subject to a variety of factors, including stock price, trading volume, market conditions, compliance with applicable legal requirements, and other general business considerations. The program does not require Chewy to repurchase any specific number of shares of Class A and/or Class B common stock. The program has no expiration date and may be modified, suspended or terminated at any time.

Management will host a conference call and webcast to discuss Chewy's financial results today at 8:00 am ET.

Chewy Fiscal First Quarter 2024 Financial Results Conference Call
When: Wednesday, May 29, 2024
Time: 8:00 am ET
Live webcast and replay: https://investor.chewy.com
Conference call registration: https://www.netroadshow.com/events/login?show=140da70d&confId=65156

(1)    Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted basic and diluted earnings per share are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About Chewy

Our mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe that we are the preeminent online source for pet products, supplies, and prescriptions as a result of our broad selection of high-quality products and services, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch to build brand loyalty and drive repeat purchasing. We seek to continually develop innovative ways for our customers to engage with us, as our websites and mobile applications allow our pet parents to manage their pets’ health, wellness, and merchandise needs, while enabling them to conveniently shop for our products. We partner with approximately 3,500 of the best and most trusted brands in the pet industry, and we create and offer our own private brands. Through our websites and mobile applications, we offer our customers approximately 115,000 products and services offerings, to bring what we believe is a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our share repurchase program, our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements.

In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to, our ability to: sustain our recent growth rates and successfully manage challenges to our future growth, including introducing new products or services, improving existing products and services, and expanding into new jurisdictions and offerings; successfully respond to business disruptions; successfully manage risks related to the macroeconomic environment, including any adverse impacts on our business operations, financial performance, supply chain, workforce, facilities, customer services and operations; acquire and retain new customers in a cost-effective manner and increase our net sales, improve margins and maintain profitability; manage our growth effectively; maintain positive perceptions of the Company and preserve, grow, and leverage the value of our reputation and our brand; limit operating losses as we continue to expand our business; forecast net sales and appropriately plan our expenses in the future; estimate the size of our addressable markets; strengthen our current supplier relationships, retain key suppliers, and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; limit our losses related to online payment methods; maintain and scale our technology, including the reliability of our websites, mobile applications, and network infrastructure; maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems; maintain consumer confidence in the safety, quality and health of our products; limit risks associated with our suppliers and our outsourcing partners; comply with existing or future laws and regulations in a cost-efficient manner; utilize net operating loss and tax credit carryforwards, and other tax attributes, and limit fluctuations in our tax obligations and effective tax rate; adequately protect our intellectual property rights; successfully defend ourselves against any allegations or claims that we may be subject to; attract, develop, motivate and retain highly-qualified and skilled employees; predict and respond to economic conditions, industry trends, and market conditions, and their impact on the pet products market; reduce merchandise returns or refunds; respond to severe weather and limit disruption to normal business operations; manage new acquisitions, investments or alliances, and integrate them into our existing business; successfully compete in new offerings; manage challenges presented by international markets; successfully compete in the pet products and services health and retail industry, especially in the e-commerce sector; comply with the terms of our credit facility; raise capital as needed; and maintain effective internal control over financial reporting and disclosure controls and procedures.

You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2024, our subsequent quarterly reports, and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that such information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CHEWY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	April 28, 2024	January 28, 2024
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$1,134,629	$602,232
Marketable securities	3,490	531,785
Accounts receivable	172,209	154,043
Inventories	752,335	719,273
Prepaid expenses and other current assets	63,499	97,015
Total current assets	2,126,162	2,104,348
Property and equipment, net	524,850	521,298
Operating lease right-of-use assets	466,300	474,617
Goodwill	39,442	39,442
Other non-current assets	44,294	47,146
Total assets	$3,201,048	$3,186,851
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,143,725	$1,104,940
Accrued expenses and other current liabilities	852,392	1,005,937
Total current liabilities	1,996,117	2,110,877
Operating lease liabilities	519,312	527,795
Other long-term liabilities	42,703	37,935
Total liabilities	2,558,132	2,676,607
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of April 28, 2024 and January 28, 2024	—	—
Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 136,495,974 and 132,913,046 shares issued and outstanding as of April 28, 2024 and January 28, 2024, respectively	1,365	1,329
Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 298,863,356 shares issued and outstanding as of April 28, 2024 and January 28, 2024	2,989	2,989
Additional paid-in capital	2,547,321	2,481,984
Accumulated deficit	(1,908,755)	(1,975,652)
Accumulated other comprehensive loss	(4)	(406)
Total stockholders’ equity	642,916	510,244
Total liabilities and stockholders’ equity	$3,201,048	$3,186,851

CHEWY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(Unaudited)

	13 Weeks Ended
	April 28, 2024	April 30, 2023
Net sales	$2,877,725	$2,790,639
Cost of goods sold	2,023,733	1,997,783
Gross profit	853,992	792,856
Operating expenses:
Selling, general and administrative	602,561	584,389
Advertising and marketing	186,815	183,733
Total operating expenses	789,376	768,122
Income from operations	64,616	24,734
Interest income, net	14,523	8,016
Other expense, net	(759)	(8,888)
Income before income tax provision	78,380	23,862
Income tax provision	11,483	1,003
Net income	$66,897	$22,859

Comprehensive income:
Net income	$66,897	$22,859
Foreign currency translation adjustments	402	—
Comprehensive income	$67,299	$22,859

Earnings per share attributable to common Class A and Class B stockholders:
Basic	$0.15	$0.05
Diluted	$0.15	$0.05
Weighted-average common shares used in computing earnings per share:
Basic	434,873	426,852
Diluted	436,424	430,471

CHEWY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	13 Weeks Ended
	April 28, 2024	April 30, 2023
Cash flows from operating activities
Net income	$66,897	$22,859
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,000	28,898
Share-based compensation expense	65,385	48,553
Non-cash lease expense	8,004	11,933
Change in fair value of equity warrants and investments	926	8,948
Unrealized foreign currency losses, net	633	—
Other	(1,929)	489
Net change in operating assets and liabilities:
Accounts receivable	(18,188)	(25,807)
Inventories	(33,147)	(54,260)
Prepaid expenses and other current assets	(8,467)	(10,699)
Other non-current assets	250	298
Trade accounts payable	38,798	82,085
Accrued expenses and other current liabilities	(58,325)	38,724
Operating lease liabilities	(8,197)	(5,229)
Other long-term liabilities	1,297	1,920
Net cash provided by operating activities	81,937	148,712
Cash flows from investing activities
Capital expenditures	(29,299)	(21,573)
Purchases of marketable securities	—	(394,098)
Proceeds from maturities of marketable securities	535,000	350,000
Cash paid for acquisition of business, net of cash acquired	—	(367)
Net cash provided by (used in) investing activities	505,701	(66,038)
Cash flows from financing activities
Income taxes paid for, net of proceeds from, parent reorganization transaction	(54,793)	—
Principal repayments of finance lease obligations	(262)	(175)
Payments for tax withholdings related to vesting of share-based compensation awards	(12)	—
Payments for tax sharing agreement with related parties	—	(3,761)
Payment of debt modification costs	—	(175)
Net cash used in financing activities	(55,067)	(4,111)
Effect of exchange rate changes on cash and cash equivalents	(174)	—
Net increase in cash and cash equivalents	532,397	78,563
Cash and cash equivalents, as of beginning of period	602,232	331,641
Cash and cash equivalents, as of end of period	$1,134,629	$410,204

Key Financial and Operating Data

We measure our business using both financial and operating data and use the following metrics and measures to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies, and monitoring our business.

	13 Weeks Ended
(in thousands, except net sales per active customer, per share data, and percentages)	April 28, 2024	April 30, 2023	% Change
Financial and Operating Data
Net sales	$2,877,725	$2,790,639	3.1%
Net income (1)	$66,897	$22,859	192.7%
Net margin	2.3%	0.8%
Adjusted EBITDA (2)	$162,924	$110,873	46.9%
Adjusted EBITDA margin (2)	5.7%	4.0%
Adjusted net income (2)	$137,064	$87,927	55.9%
Earnings per share, basic and diluted (1)	$0.15	$0.05	200.0%
Adjusted earnings per share, basic (2)	$0.32	$0.21	52.4%
Adjusted earnings per share, diluted (2)	$0.31	$0.20	55.0%
Net cash provided by operating activities	$81,937	$148,712	(44.9)%
Free cash flow (2)	$52,638	$127,139	(58.6)%
Active customers	19,988	20,419	(2.1)%
Net sales per active customer	$562	$513	9.6%
Autoship customer sales	$2,232,886	$2,098,271	6.4%
Autoship customer sales as a percentage of net sales	77.6%	75.2%
(1) Includes share-based compensation expense and related taxes of $69.5 million for the thirteen weeks ended April 28, 2024, compared to $53.8 million for the thirteen weeks ended April 30, 2023.
(2) Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted basic and diluted earnings per share, and free cash flow are non-GAAP financial measures.

We define net margin as net income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

To provide investors with additional information regarding our financial results, we have disclosed in this earnings release adjusted EBITDA, a non-GAAP financial measure that we calculate as net income (loss) excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; severance and exit costs; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

We have included adjusted EBITDA and adjusted EBITDA margin in this earnings release because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as depreciation and amortization and share-based compensation expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; and litigation matters and other items which are not components of our core business operations. We believe it is useful to exclude severance and exit costs because these expenses represent temporary initiatives to realign resources and enhance operational efficiency, which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;
•adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction or initiative and include changes in the fair value of equity warrants, severance and exit costs, litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net income (loss), net margin, and our other GAAP results.

The following table presents a reconciliation of net income to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated.

(in thousands, except percentages)	13 Weeks Ended
Reconciliation of Net Income to Adjusted EBITDA	April 28, 2024	April 30, 2023
Net income	$66,897	$22,859
Add (deduct):
Depreciation and amortization	28,000	28,898
Share-based compensation expense and related taxes	69,484	53,777
Interest income, net	(14,523)	(8,016)
Change in fair value of equity warrants	683	8,934
Income tax provision	11,483	1,003
Exit costs	—	2,357
Transaction related costs	(10)	—
Other	910	1,061
Adjusted EBITDA	$162,924	$110,873
Net sales	$2,877,725	$2,790,639
Net margin	2.3%	0.8%
Adjusted EBITDA margin	5.7%	4.0%

Adjusted Net Income (Loss) and Adjusted Basic and Diluted Earnings (Loss) per Share

To provide investors with additional information regarding our financial results, we have disclosed in this earnings release adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share, which represent non-GAAP financial measures. We calculate adjusted net income (loss) as net income (loss) excluding share-based compensation expense and related taxes, changes in the fair value of equity warrants, and severance and exit costs. We calculate adjusted basic and diluted earnings (loss) per share by dividing adjusted net income (loss) attributable to common stockholders by the weighted-average shares outstanding during the period. We have provided a reconciliation below of adjusted net income to net income, the most directly comparable GAAP financial measure.

We have included adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share in this earnings release because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable gains and losses that do not represent a component of our core business operations. We believe it is useful to exclude non-cash share-based compensation expense because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude changes in the fair value of equity warrants because the variability of equity warrant gains and losses is not representative of our underlying operations. We believe it is useful to exclude severance and exit costs because these expenses represent temporary initiatives to realign resources and enhance operational efficiency, which are not components of our core business operations. Accordingly, we believe that these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share have limitations as financial measures and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies may calculate adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share differently, which reduces their usefulness as comparative measures. Because of these limitations, you should consider adjusted net income (loss) and adjusted basic and diluted earnings (loss) alongside other financial performance measures, including various cash flow metrics, net income (loss), basic and diluted earnings (loss) per share, and our other GAAP results.

The following table presents a reconciliation of net income to adjusted net income, as well as the calculation of adjusted basic and diluted earnings per share, for each of the periods indicated.

(in thousands, except per share data)	13 Weeks Ended
Reconciliation of Net Income to Adjusted Net Income	April 28, 2024	April 30, 2023
Net income	$66,897	$22,859
Add:
Share-based compensation expense and related taxes	69,484	53,777
Change in fair value of equity warrants	683	8,934
Exit costs	—	2,357
Adjusted net income	$137,064	$87,927
Weighted-average common shares used in computing earnings per share and adjusted earnings per share:
Basic	434,873	426,852
Effect of dilutive share-based awards	1,551	3,619
Diluted	436,424	430,471
Earnings per share attributable to common Class A and Class B stockholders
Basic	$0.15	$0.05
Diluted	$0.15	$0.05
Adjusted basic	$0.32	$0.21
Adjusted diluted	$0.31	$0.20

Free Cash Flow

To provide investors with additional information regarding our financial results, we also disclose free cash flow, a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment, capitalization of labor related to our websites, mobile applications, software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

We have included free cash flow because it is used by our management and board of directors as an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by (used in) operating activities, capital expenditures and our other GAAP results.

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated.

(in thousands)	13 Weeks Ended
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	April 28, 2024	April 30, 2023
Net cash provided by operating activities	$81,937	$148,712
Deduct:
Capital expenditures	(29,299)	(21,573)
Free Cash Flow	$52,638	$127,139

Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, pharmacy facilities, veterinary clinics, customer service infrastructure, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover.

Investor Contact:
Jennifer Hsu
ir@chewy.com

Media Contact:
Diane Pelkey
dpelkey@chewy.com